Crescent Biopharma Announces Transformational Partnership with Kelun-Biotech and $185 Million Private Placement, Accelerating and Expanding Global Pipeline of Next Generation Therapeutics for Solid Tumors

Partnership with Kelun-Biotech expands pipeline and accelerates combination strategy with CR-001, a PD-1 x VEGF bispecific antibody, and multiple antibody-drug conjugates (ADCs), generating clinical data in global markets and Greater China

CR-001, CR-002, CR-003 (SKB105) on track to enter the clinic in 2026; first CR-001 x ADC combination trial expected to initiate by year-end 2026

Planned Phase 1/2 trial of CR-001 expected to enroll first-line and previously-treated patients and designed for early, robust data generation

Differentiated topoisomerase inhibitor ADCs, CR-002 and CR-003 (SKB105), against validated targets of PD-L1 and integrin beta-6 with best-in-class potential as monotherapy and as synergistic combinations with CR-001

$185 million private placement supports several key clinical data readouts beginning in Q1 2027 and provides expected cash runway into 2028

Company to host conference call and webcast today, December 4, 2025 at 8:00 a.m. ET
Waltham, Mass., December 4, 2025 – Crescent Biopharma, Inc. (“Crescent” or the “Company”) (Nasdaq: CBIO), a biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced an exclusive partnership with Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd. (“Kelun-Biotech”) and a comprehensive pipeline update, as well as a $185 million private placement, which is expected to close on or about December 8, 2025, subject to satisfaction of customary closing conditions.

“We’re excited to share the tremendous progress we’ve made executing on our strategy of building a robust portfolio of next generation oncology therapeutics," said Joshua Brumm, chief executive officer of Crescent. “CR-001, our PD-1 x VEGF bispecific antibody, has the potential to be a foundational immuno-oncology backbone and the partnership we announced with Kelun-Biotech today has enhanced our pipeline of ADCs and accelerated our efforts to deliver potentially best-in-class novel combination therapies. Crescent is now poised to have three distinct programs entering the clinic in 2026 and multiple data readouts anticipated from both monotherapy and novel combination therapy studies by the end of 2027. Additionally, the financing we announced today with leading healthcare investors strengthens our balance sheet, providing anticipated cash runway through multiple key inflection points. Our comprehensive update today underscores Crescent’s commitment to deliver on our vision of building the next leading biotech oncology company.”
Kelun-Biotech and Crescent Strategic Partnership
In a separate release today, Kelun-Biotech and Crescent announced a strategic partnership to develop and commercialize next generation oncology therapeutics, including novel combinations.

The partnership involves Crescent’s CR-001, a PD-1 x VEGF bispecific antibody, and Kelun-Biotech’s SKB105 (also known as CR-003), an integrin beta-6 (ITGB6)-directed antibody-drug conjugate (ADC) with a topoisomerase payload.

Under the terms of the collaboration, Crescent has granted Kelun-Biotech exclusive rights to research, develop, and commercialize CR-001 in Greater China (including mainland China, Hong Kong, Macau and Taiwan). In addition, Kelun-Biotech has granted Crescent exclusive rights to research, develop, and commercialize SKB105 (CR-003) in the United States, Europe and all markets outside of Greater China. The partnership includes the development of these candidates as monotherapies, and also the evaluation of CR-001 in combination with SKB105 (CR-003). Both Crescent and Kelun-Biotech have the right to independently develop CR-001 in additional combinations, including combinations of CR-001 with proprietary ADC pipeline assets.
Key Pipeline Updates
New details on Crescent’s portfolio, including the clinical development plan for CR-001 as well as supporting preclinical data and plans for its ADC programs, will be shared during today’s conference call and webcast.

CR-001, a PD-1 x VEGF bispecific antibody
•CR-001 is a tetravalent bispecific antibody being developed for the treatment of solid tumors that combines two complementary, validated mechanisms in oncology via a blockade of PD-1 and VEGF. It was intentionally designed to replicate the cooperative pharmacology of ivonescimab, which demonstrated superior efficacy results compared to the current market leader, pembrolizumab, in a large, third-party Phase 3 trial in non-small cell lung cancer.1 Because of this similar cooperativity, there is the opportunity for rapid and efficient clinical development for CR-001 as Crescent pursues both first-in-class and fast-follower solid tumor indications.
•Crescent is on track to initiate a global Phase 1/2 clinical trial of CR-001 in patients with solid tumors in the first quarter of 2026. The trial is designed to enroll both treatment-naïve and previously-treated patients with multiple solid tumor types, including non-small cell lung cancer and various gastrointestinal and gynecological tumors. The trial plans to include dose-escalation, back-fill and dose-optimization cohorts to enable robust assessment of the clinical profile of CR-001. Crescent anticipates reporting proof-of-concept clinical data from the Phase 1/2 trial of CR-001 in the first quarter of 2027, including safety, pharmacokinetic, pharmacodynamic and early anti-tumor activity.
•CR-001’s anti-VEGF activity may normalize the vasculature at the tumor site, which has the potential to improve the localization and effectiveness of combination therapies, such as the planned administration of CR-001 with ADCs. The partnership with Kelun-Biotech accelerates the scope and number of combination studies planned with CR-001 as a potential foundational immuno-oncology backbone. Crescent plans to evaluate CR-001 in combination with multiple ADCs, including CR-002 and CR-003 (SKB105), with initial combination data expected by year-end 2027.

CR-002, topoisomerase inhibitor ADC targeting PD-L1
•CR-002 is a topoisomerase inhibitor ADC directed to PD-L1, a validated target known to have high expression in multiple solid tumors. CR-002 incorporates a PD-L1 antibody selected for high internalization to facilitate payload release in target cells and a linker designed for intracellular cleavage and high stability in circulation.
•Crescent is on track to submit an Investigational New Drug Application (IND) to the U.S. Food and Drug Administration for CR-002 in mid-2026 to support the initiation of a Phase 1/2 trial in solid tumors in the second half of 2026, with proof-of-concept data expected in the second half of 2027.
CR-003 (SKB105), topoisomerase inhibitor ADC targeting Integrin beta-6
•CR-003 (SKB105), discovered by Kelun-Biotech, is a topoisomerase inhibitor ADC directed to integrin beta-6 (ITGB6), which is overexpressed in many solid tumors with minimal expression in most normal tissues. CR-003 (SKB105) consists of an anti-ITGB6 fully human IgG1 monoclonal antibody conjugated via a stable, clinically validated cleavable linker. CR-003 (SKB105) demonstrated a favorable efficacy, safety, and pharmacokinetic (PK) profile in preclinical models.
•Kelun-Biotech plans to initiate a Phase 1/2 trial of CR-003 (SKB105) in Greater China in the first quarter of 2026, with proof-of-concept data expected in the first quarter of 2027. A combination study of CR-003 and CR-001 is planned to initiate in the first half of 2027 with initial data anticipated by year-end 2027.
Pipeline Expansion Opportunities
•Crescent also continues to pursue opportunities to advance its strategy in immuno-oncology and best-in-class ADC combinations through internal efforts and with leading partners, including Kelun-Biotech and Paragon Therapeutics.
Anticipated Milestones

First Quarter of 2026
•Initiation of Phase 1/2 trial of CR-001
•Initiation of Phase 1/2 trial of CR-003 (SKB105)

Second Half of 2026
•Initiation of Phase 1/2 trial of CR-002
•Initiation of the first Phase 1/2 ADC combination trial with CR-001

First Quarter of 2027
•Proof-of-concept clinical data from Phase 1/2 trial of CR-001
•Proof-of-concept clinical data from Phase 1/2 trial of CR-003 (SKB105)

First Half of 2027
•Initiation of Phase 1/2 trial of CR-001 in combination with CR-003 (SKB105)

Second Half of 2027
•Proof-of-concept clinical data from Phase 1/2 trial of CR-002

By Year-End 2027
•Initial clinical data from first ADC combination Phase 1/2 trial with CR-001
•Initial clinical data from Phase 1/2 trial of CR-001 in combination with CR-003 (SKB105)

Private Placement Financing
Crescent also announced today that it entered into a securities purchase agreement for a private investment of securities to institutional and other accredited investors that is expected to result in gross proceeds of approximately $185 million to the Company, before placement agent fees and offering expenses. The private placement included participation from both new and existing investors, including Forbion, Fairmount, Vestal Point Capital, BVF Partners, ADAR1, Balyasny Asset Management and Venrock Healthcare Capital Partners.
Pursuant to the terms of the securities purchase agreement, the investors agreed to purchase an aggregate of 13,795,685 ordinary shares of Crescent (“Ordinary Shares”) at a purchase price of $13.41 per share (or, for certain investors in lieu of Ordinary Shares, pre-funded warrants to purchase Ordinary Shares). The pre-funded warrants are to be issued for a purchase price equating to $13.409 per pre-funded warrant share (which is the per share purchase price for the Ordinary Shares less the $0.001 per share unfunded exercise price for each pre-funded warrant share) and have an exercise price of $0.001 per share. Following the transaction, there will be approximately 33.3 million Ordinary Shares and Ordinary Share equivalents issued and outstanding, including Ordinary Shares underlying pre-funded warrants and Series A non-voting convertible preferred stock. The PIPE financing is expected to close on or about December 8, 2025, subject to satisfaction of customary closing conditions.
Jefferies, TD Cowen, Guggenheim Securities, Cantor and Wedbush & Co. served as placement agents to Crescent and Piper Sandler served as financial advisor.
The Company intends to use the net proceeds from the private placement, together with the Company’s existing cash and cash equivalents, to advance the preclinical and clinical development of the Company’s product candidates and for working capital and other general corporate purposes. Based on Crescent’s current plans, Crescent believes its existing cash and cash equivalents, together with the net proceeds from the private placement, will be sufficient to fund the Company’s operations and capital expenditure requirements into 2028.
The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Crescent and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Ordinary Shares and the Ordinary Shares issuable upon exercise of the pre-funded warrants, in each case sold in the private placement.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Investor Conference Call and Webcast
Crescent will host a conference call and webcast today, December 4, 2025, at 8:00 a.m. ET. To access the conference call, please dial (877)-346-6112 (U.S. & Canada) or +1 (848)-280-6350 (international) at least 10 minutes prior to the start time and ask to be joined into the Crescent Biopharma conference call. A live webcast will be available in the Investors section of Crescent's website at https://investors.crescentbiopharma.com/events-presentations, and a replay will be accessible for at least 90 days. An accompanying slide presentation will also be available on Crescent’s website at the start of the presentation.

About Crescent Biopharma
Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. The Company’s pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates (ADCs). By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies either as single agents or as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow the Company on LinkedIn and X.
Forward-Looking Statements
Certain statements in this press release, other than purely historical information, may constitute "forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the expected benefits or opportunities with respect to the strategic partnership between Crescent and Kelun-Biotech, the ability for each of CR-001 and CR-003 (SKB105) to perform as monotherapies and in combination, the potential for CR-001 to be developed in additional combinations, including with proprietary ADC pipeline assets, the timing of regulatory submission, design, enrollment, indication selection, dosing, timing of initiation, progress, timing of readouts, and results of clinical trials for CR-001, CR-002, and CR-003 both as monotherapy and in combinations, pipeline expansion opportunities, the potential benefits of treatment with and the market for CR-001, the potential for CR-001 to be a foundational immuno-

oncology backbone, the potential for CR-001’s anti-VEGF activity to normalize the vasculature at the tumor site to improve the localization and effectiveness of combination therapies, closing of the private placement, Crescent’s agreement to register the securities issued in the private placement, the expected amount and use of proceeds from the private placement and Crescent’s anticipated cash runway. The words "opportunity," "potential," "milestones," "pipeline," "can," "goal," "strategy," "target," "anticipate," "achieve," "believe," "contemplate," "continue," "could," "estimate," "expect," "intends," "may," "plan," "possible," "project," "should," "will," "would" and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Crescent will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Crescent’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, that the expected benefits of, and opportunities related to, the strategic partnership between Crescent and Kelun-Biotech may not be realized by either party or may take longer to realize than anticipated, that the potential of CR-001 and/or CR-003 may change, that either party may fail to discover and develop any commercially successful product candidates through the strategic partnership, that CR-001, CR-002, or CR-003 may not receive regulatory approval and, if approved, such product candidates may not be commercially successful, that Crescent has no clinical data regarding cancer patients that have been treated with CR-001, CR-002, or CR-003 and there can be no assurance that Crescent’s clinical trials will be completed successfully and/or produce results necessary to support regulatory approval for commercialization, that Crescent may not reach the anticipated milestones at the times outlined in this release or at all, Crescent’s limited operating history, including with respect to clinical trials, Crescent’s historical losses and any future ability to generate revenue, Crescent’s ability to raise capital to support its business plans, risks associated with clinical development and regulatory approval, risks related to Crescent’s intellectual property, Crescent’s reliance on third parties, including to help develop its product candidates and run its clinical trials, as well as to manufacture its product candidates, Crescent’s dependence on key personnel, Crescent’s estimates of market opportunity may prove to be inaccurate, significant disruptions of information technology systems or breaches of data security, litigation and regulatory risks, as well as those factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its Quarterly Report on Form 10-Q), and Crescent’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Crescent’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Crescent does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Crescent.

Reference:
1. Xiong A, et al. Lancet. 2025; 405(10481):839-849.

Contact:
Amy Reilly
Chief Communications Officer
amy.reilly@crescentbiopharma.com
617-465-0586